ADVANCED SERIES TRUST
AST Advanced Strategies Portfolio
AST International Growth Portfolio
AST Marsico Capital Growth Portfolio
AST BlackRock Value Portfolio

Supplement dated June 28, 2013 to the
Summary Prospectuses and Prospectus of Advanced Series Trust, dated April 29, 2013

PRUDENTIAL SERIES FUND
SP International Growth Portfolio
Global Portfolio

Supplement dated June 28, 2013 to the
Summary Prospectuses and Prospectus of Prudential Series Fund, each dated May 1, 2013

This supplement should be read in conjunction with your Advanced Series Trust (“AST”) and Prudential Series Fund (“PSF”) prospectuses and summary prospectuses, and should be retained for future reference.  The Portfolios discussed in this supplement may not be available under your variable contract. For more information about the portfolios available under your variable contract, please refer to your contract prospectus.  Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the Prospectuses.

A.	AST Advanced Strategies Portfolio: New Subadvisory Arrangements.

The Board of Trustees of AST approved replacing Marsico Capital Management, LLC (Marsico) as sole subadviser to the large-cap growth segment of the AST Advanced Strategies Portfolio with Brown Advisory, LLC (Brown Advisory) and Loomis, Sayles & Company, L.P. (Loomis Sayles).  This change is effective on June 17, 2013.

To reflect these changes, the AST Prospectus for the AST Advanced Strategies Portfolio and the AST Advanced Strategies Portfolio Summary Prospectus are revised as follows:

I.	All references to Marsico are hereby deleted.

II.
The following information replaces the information relating to Marsico in the table in the “Management of the Portfolio” section of the Summary Section of the Prospectus and the Summary Prospectus for the AST Advanced Strategies Portfolio:

Investment Managers	Subadvisers	Portfolio Managers	Title	Service Date
Prudential Investments LLC	Brown Advisory, LLC	Kenneth M. Stuzin, CFA	Partner	June 2013
AST Investment Services, Inc.	Loomis, Sayles & Company, L.P.	Aziz Hamzaogullari	Vice President	June 2013

III.
The following information replaces the information relating to Marsico in the table in the “More Detailed Information on How the Portfolios Invest – AST Advanced Strategies Portfolio” section of the Prospectus:

Investment Category	Investment Sub-Category	Traditional or Non- Traditional	Subadviser or Underlying Trust Portfolio	Approximate Allocation of Portfolio Assets
US Large-Cap Growth	N/A	Traditional	Brown Advisory, LLC	7.95%
US Large-Cap Growth	N/A	Traditional	Loomis, Sayles & Company, L.P.	7.95%

IV.
The section of the Prospectus entitled “More Detailed Information on How the Portfolios Invest – AST Advanced Strategies Portfolio – Description of Traditional Investment Categories and Sub-categories – US Large-Cap Growth (Marsico)” is hereby deleted and replaced with the following:

US Large-Cap Growth (Brown Advisory, LLC). The large-cap growth equity strategy of Brown Advisory, LLC (Brown Advisory) is a concentrated portfolio typically comprising 30-35 securities. The strategy’s investment process is based on fundamental bottom-up research. Brown Advisory seeks to own strong businesses that it believes have the potential to grow their earnings per share over 14% on an annual basis through a full market cycle. Brown Advisory seeks to optimize the portfolio around the upside potential/downside risk of each holding, and allocate capital to those securities with the best risk versus reward profile.

US Large-Cap Growth (Loomis, Sayles & Company, L.P.). Loomis, Sayles & Company, L.P. (Loomis Sayles) employs a growth style of equity management that seeks to emphasize companies with sustainable competitive advantages, secular long-term cash flow growth returns on invested capital above their cost of capital and the ability to manage for profitable growth that can create long-term value for shareholders. Loomis Sayles aims to invest in companies when they trade at a significant discount to the estimate of intrinsic value. Loomis Sayles will consider selling a portfolio investment when it believes the issuer’s investment fundamentals are beginning to deteriorate, when the investment no longer appears consistent with its investment methodology, to meet redemptions, in order to take advantage of more attractive investment opportunities, or for other investment reasons which Loomis Sayles may deem appropriate. Loomis Sayles will typically hold between 30-40 stocks.

V.	The section of the Prospectus entitled “How the Fund is Managed – Investment Subadvisers – Marsico Capital Management, LLC (Marsico)” is hereby deleted and replaced with the following:

Loomis, Sayles & Company, L.P. (Loomis Sayles) Loomis Sayles, a registered investment adviser, is located at One Financial Center, Boston, Massachusetts 02111. Loomis Sayles is owned by Natixis Global Asset Management, L.P. (Natixis US). Natixis US is part of Natixis Global Asset Management, an international asset management group based in Paris, France, that is in turn owned by Natixis, a French investment banking and financial services firm. Natixis is principally owned by BPCE, France’s second largest banking group. BPCE is owned by banks comprising two autonomous and complementary retail banking networks consisting of the Caisse d’Epargne regional savings banks and the Banque Populaire regional cooperative banks. As of March 31, 2013, Loomis Sayles had approximately $191 billion in assets under management.

VI.	The section of the Prospectus entitled “How the Fund is Managed – Portfolio Managers – AST Advanced Strategies Portfolio – Marsico Segment” is hereby deleted and replaced with the following:

Brown Advisory Segment. Kenneth M. Stuzin, CFA. Mr. Stuzin is a Partner at Brown Advisory and is responsible for managing the Brown Advisory Large-Cap Growth Strategy. Prior to joining Brown Advisory in 1996, he was a Vice President and Portfolio Manager at J.P. Morgan Investment Management in Los Angeles, where he was a U.S. Large-Cap Portfolio Manager. Prior to this position, Mr. Stuzin was a quantitative portfolio strategist in New York, where he advised clients on capital market issues and strategic asset allocation decisions. Mr. Stuzin is a graduate of Columbia University, receiving a B.A. in 1986, followed by an M.B.A. from the University in 1993. Mr. Stuzin was hired to manage Brown Advisory’s U.S. Large-Cap Growth Equity strategy and to build upon and grow the investment process into what it is today.

Loomis Sayles Segment. Aziz Hamzaogullari. Mr. Hamzaogullari is a vice president of Loomis Sayles and portfolio manager of the Loomis Sayles Large Cap Growth and All Cap Growth investment strategies, including the Loomis Sayles Growth Fund and the Natixis Actions U.S. Growth Fund (FCP). Mr. Hamzaogullari joined Loomis Sayles in 2010 from Evergreen Investments where he was the senior portfolio manager of the Evergreen Omega and Large Company Growth funds. He joined Evergreen in 2001, was promoted to director of research in 2003 and portfolio manager in 2006. He was head of Evergreen's Berkeley Street Growth Equity team and was the founder of the research and investment process. Prior to Evergreen, Mr. Hamzaogullari was a senior equity analyst and portfolio manager with Manning & Napier Advisors. He has 19 years of investment industry experience. Mr. Hamzaogullari received a BS from Bilkent University in Turkey, and an MBA from George Washington University.

B.            AST International Growth Portfolio: New Subadvisory Arrangements.

The Board of Trustees of AST approved replacing Marsico Capital Management, LLC as a subadviser to the AST International Growth Portfolio with Neuberger Berman Management LLC (Neuberger Berman). This change is effective on June 17, 2013.

To reflect these changes, the AST Prospectus for the AST International Growth Portfolio and the AST International Growth Portfolio Summary Prospectus are revised as follows:

I.	All references to Marsico are hereby deleted.

II.
The following information replaces the information relating to Marsico in the table in the “Management of the Portfolio” section of the Summary Section of the Prospectus and the Summary Prospectus for the AST International Growth Portfolio:

Investment Managers	Subadvisers	Portfolio Managers	Title	Service Date
Prudential Investments LLC	Neuberger Berman Management LLC	Benjamin Segal, CFA	Managing Director	June 2013
AST Investment Services, Inc.

III.
The section of the Prospectus entitled “More Detailed Information on How the Portfolios Invest – AST International Growth Portfolio – Principal Investment Policies - Marsico” is hereby deleted and replaced with the following:

Neuberger Berman. In picking stocks, Neuberger Berman looks for what it believes to be well-managed and profitable companies that show growth potential and whose stock prices are undervalued. Factors in identifying these firms may include strong fundamentals, such as attractive cash flows and balance sheets, as well as prices that are reasonable in light of projected returns. Neuberger Berman also considers the outlooks for various countries and sectors around the world, examining economic, market, social, and political conditions. Neuberger Berman follows a disciplined selling strategy and may sell a stock when it reaches a target price, if a company’s business fails to perform as expected, or when other opportunities appear more attractive.

IV.	The section of the Prospectus entitled “How the Fund is Managed – Portfolio Managers – AST International Growth Portfolio – Marsico Segment” is hereby deleted and replaced with the following:

Neuberger Berman Segment.  Benjamin Segal, CFA. Mr. Segal, Managing Director, joined Neuberger Berman in 1998. Mr. Segal is a Portfolio Manager for Neuberger Berman’s Institutional and Mutual Fund Global Equity team. Mr. Segal joined the firm from Invesco GT Global, where he was an assistant portfolio manager in global equities. Prior to that, he was a management consultant with Bain & Company. He also served as an investment analyst for both Lehman Brothers Asia and Wardley James Capel.  Mr. Segal earned a BA from Jesus College, Cambridge University, an MA from the University of Pennsylvania, and an MBA from the University of Pennsylvania’s Wharton School of Business. Mr. Segal has been awarded the Chartered Financial Analyst designation.

C.           AST Marsico Capital Growth Portfolio:  New Subadvisory Arrangements and Name Change.

The Board of Trustees of AST approved (i) replacing Marsico as a subadviser to the AST Marsico Capital Growth Portfolio with Loomis Sayles and (ii) changing the name of the AST Marsico Capital Growth Portfolio to the AST Loomis Sayles Large-Cap Growth Portfolio. These changes are effective on or about July 15, 2013.

To reflect these changes, the AST Prospectus for the AST Marsico Capital Growth Portfolio and the AST Marsico Capital Growth Portfolio Summary Prospectus are revised as follows:

I.	All references to Marsico are hereby deleted.

II.
The description of the Principal Investment Strategies in the “Investments, Risks and Performance” section of the Summary Section of the Prospectus and the Summary Prospectus for the AST Marsico Capital Growth Portfolio is hereby deleted and replaced with the following:

The Portfolio invests primarily in the common stocks of large companies that are selected for their growth potential.  Large companies are defined as those companies within the market capitalization range of the Russell 1000® Growth Index.  The Portfolio will normally hold a core position of between 30 and 40 common stocks. The Portfolio may hold a limited number of additional common stocks at times when the portfolio manager is accumulating new positions, phasing out and replacing existing positions, or responding to exceptional market conditions.

III.
The following information replaces the information relating to Marsico in the “Management of the Portfolio” section of the Summary Section of the Prospectus and the Summary Prospectus for the AST Marsico Capital Growth Portfolio:

Investment Managers	Subadvisers	Portfolio Managers	Title	Service Date
Prudential Investments LLC	Loomis, Sayles & Company, L.P.	Aziz Hamzaogullari	Vice President	July 2013
AST Investment Services, Inc.

IV.	The section of the Prospectus entitled “More Detailed Information on How the Portfolios Invest – AST Marsico Capital Growth Portfolio” is hereby deleted and replaced with the following:

AST Loomis Sayles Large-Cap Growth Portfolio

Investment Objective: capital growth. Income is not an investment objective and any income realized on the Portfolio’s investments, therefore, will be incidental to the Portfolio’s objective.

Principal Investment Policies:

The Portfolio invests primarily in the common stocks of large companies that are selected for their growth potential.  Large companies are defined as those companies within the market capitalization range of the Russell 1000® Growth Index.  The Portfolio will normally hold a core position of between 30 and 40 common stocks. The Portfolio may hold a limited number of additional common stocks at times when the portfolio manager is accumulating new positions, phasing out and replacing existing positions, or responding to exceptional market conditions.

Loomis Sayles employs a growth style of equity management that seeks to emphasize companies with sustainable competitive advantages, secular long-term cash flow growth returns on invested capital above their cost of capital and the ability to manage for profitable growth that can create long-term value for shareholders. Loomis Sayles aims to invest in companies when they trade at a significant discount to the estimate of intrinsic value. Loomis Sayles will consider selling a portfolio investment when it believes the issuer’s investment fundamentals are beginning to deteriorate, when the investment no longer appears consistent with its investment methodology, to meet redemptions, in order to take advantage of more attractive investment opportunities, or for other investment reasons which it may deem appropriate. The portfolio typically is comprised of 30-40 stocks.

V.	The section of the Prospectus entitled “How the Fund is Managed – Investment Subadvisers – Marsico Capital Management, LLC (Marsico)” hereby deleted and replaced with the following:

Loomis, Sayles & Company, L.P. (Loomis Sayles) Loomis Sayles, a registered investment adviser, is located at One Financial Center, Boston, Massachusetts 02111. Loomis Sayles is owned by Natixis Global Asset Management, L.P. (Natixis US). Natixis US is part of Natixis Global Asset Management, an international asset management group based in Paris, France, that is in turn owned by Natixis, a French investment banking and financial services firm. Natixis is principally owned by BPCE, France’s second largest banking group. BPCE is owned by banks comprising two autonomous and complementary retail banking networks consisting of the Caisse d’Epargne regional savings banks and the Banque Populaire regional cooperative banks. As of March 31, 2013, Loomis Sayles had approximately $191 billion in assets under management.

VI.	The section of the Prospectus entitled “How the Fund is Managed – Portfolio Managers – AST Marsico Capital Growth Portfolio” is hereby deleted and replaced with the following:

AST Loomis Sayles Large-Cap Growth Portfolio

Aziz Hamzaogullari. Mr. Hamzaogullari is a vice president of Loomis Sayles and portfolio manager of the Loomis Sayles Large-Cap Growth and All Cap Growth investment strategies, including the Loomis Sayles Growth Fund and the Natixis Actions U.S. Growth Fund (FCP). Mr. Hamzaogullari joined Loomis Sayles in 2010 from Evergreen Investments where he was the senior portfolio manager of the Evergreen Omega and Large Company Growth funds. He joined Evergreen in 2001, was promoted to director of research in 2003 and portfolio manager in 2006. He was head of Evergreen's Berkeley Street Growth Equity team and was the founder of the research and investment process. Prior to Evergreen, Mr. Hamzaogullari was a senior equity analyst and portfolio manager with Manning & Napier Advisors. He has 19 years of investment industry experience. Mr. Hamzaogullari received a BS from Bilkent University in Turkey, and an MBA from George Washington University.

D.           AST BlackRock Value Portfolio:  New Subadvisory Arrangements and Name Change.

The Board of Trustees of AST approved (i) replacing BlackRock Investment Management, LLC (BlackRock) as a subadviser to the AST BlackRock Value Portfolio with Herndon Capital Management, LLC and (ii) changing the name of the AST BlackRock Value Portfolio to the AST Herndon Large-Cap Value Portfolio. These changes are effective on or about July 15, 2013.

To reflect these changes, the AST Prospectus for the AST BlackRock Value Portfolio and the AST BlackRock Value Summary Prospectus are revised as follows:

I.	All references to BlackRock are hereby deleted.

II.
The description of the Principal Investment Strategies in the “Investments, Risks and Performance” section of the Summary Section of the Prospectus and the Summary Prospectus for the AST BlackRock Value Portfolio is hereby deleted and replaced with the following:

The Portfolio invests, under normal circumstances, at least 80% of the value of its assets in securities issued by large capitalization companies.  Large capitalization companies are those included in the Russell 1000® Index. The Portfolio invests primarily in the equity securities of large capitalization companies.  Equity securities include common stocks and securities convertible into or exchangeable for common stocks, including warrants and rights. The Portfolio’s subadviser employs an investment strategy designed to maintain a portfolio of equity securities which approximates the market risk of those stocks included in the Russell 1000® Value Index, but which attempts to outperform the Russell 1000® Value Index through active stock selection.  The size of the companies in the Russell 1000® Index will change with market conditions.

III.
The following information replaces the information relating to BlackRock in the in the “Management of the Portfolio” section of the Summary Section of the Prospectus and the Summary Prospectus for the AST BlackRock Value Portfolio:

Investment Managers	Subadvisers	Portfolio Managers	Title	Service Date
Prudential Investments LLC	Herndon Capital Management, LLC	Randell A. Cain Jr.	Principal/Portfolio Manager	July 2013
AST Investment Services, Inc.

IV.	The section of the Prospectus entitled “More Detailed Information on How the Portfolios Invest – AST BlackRock Value Portfolio” is hereby deleted and replaced with the following:

AST Herndon Large-Cap Value Portfolio

Investment Objective: maximum growth of capital by investing primarily in the value stocks of larger companies.

Principal Investment Policies:

The Portfolio invests, under normal circumstances, at least 80% of the value of its assets in securities issued by large capitalization companies.  Large capitalization companies are those included in the Russell 1000® Index. The Portfolio invests primarily in the equity securities of large capitalization companies.  Equity securities include common stocks and securities convertible into or exchangeable for common stocks, including warrants and rights. The Portfolio’s subadviser employs an investment strategy designed to maintain a portfolio of equity securities which approximates the market risk of those stocks included in the Russell 1000® Value Index, but which attempts to outperform the Russell 1000® Value Index through active stock selection.  The size of the companies in the Russell 1000® Index will change with market conditions.  Herndon Capital Management, LLC (Herndon Capital) begins with a target universe, the Russell 1000® Index, and screens out securities in a two-step process. First, Herndon Capital identifies value creating opportunities by screening for stocks with 30% or more upside potential based on fundamental analysis.  Second, Herndon Capital screens for quality and liquidity. In terms of quality, Herndon Capital screens out stocks that have a Standard & Poor’s quality ranking lower than C. In terms of liquidity, Herndon Capital screens out stocks with market capitalizations of less than $1 billion. Next, Herndon Capital applies traditional fundamental analysis to analyze a company’s profitability, soundness, and growth through an investigation of trends from the balance sheet, income statement, and cash flow statement.

Once Herndon Capital has identified potential value creating opportunities within each sector, it uses the relative number of value creating opportunities to determine sector over- and under-weights. Sectors weights may vary and factors that may influence sector weights include relative valuation, relative performance and targeted sector exposure. Herndon Capital approaches stock selection in a bottom up fashion and applies a similar technique to sector selection by over- or underweighting sectors that it believes have the most attractive opportunities in aggregate.

V.	The following is hereby added to the section of the Prospectus entitled “How the Fund is Managed – Investment Subadvisers”:

Herndon Capital Management, LLC (Herndon Capital) is an institutional investment management firm specializing in large and mid capitalization equity strategies. Founded and registered with the SEC in 2001, the firm is an affiliate of Atlanta Life Financial Group (ALFG), a 108 year old financial services firm. The firm began managing assets in June 2002. As of March 31, 2013, there were $8.95 billion assets under management in its Large Cap Value strategy.

VI.	The section of the Prospectus entitled “How the Fund is Managed – Portfolio Managers – AST BlackRock Value Portfolio” is hereby deleted and replaced with the following:

AST Herndon Large-Cap Value Portfolio

The portfolio manager from Herndon Capital who will be primarily responsible for the day-to-day management of the Portfolio is Randell A. Cain Jr.

Randell A. Cain Jr. is the portfolio manager responsible for managing Herndon Capital’s Large Cap US Value Equity and Mid Cap US Value products. Mr. Cain is also one of the three portfolio managers responsible for managing the Large Cap US Core Equity product. Prior to joining Herndon Capital in June 2002, Mr. Cain spent 5 years at NCM Capital Management, LLC (NCM) managing large cap core equities while also analyzing the financial, basic material, energy, and utility sectors. In addition, from 2000-2002, he managed a $200 million large cap value portfolio at NCM. Mr. Cain’s experience includes equity and fixed income analysis at TradeStreet Investment Associates Inc. (a former subsidiary of Bank of America) and Putnam Investments Investment Management, LLC as well as a one-year fellowship with JP Morgan to gain experience in international investing. Mr. Cain received an MBA from Harvard Business School in 1994, a Bachelor of Industrial Engineering degree from the Georgia Institute of Technology in 1991, and an Interdisciplinary Bachelor of Science degree from Morehouse College in 1991. He also earned the Chartered Financial Analyst designation in 1997.

E.           PSF SP International Growth Portfolio:  New Subadvisory Arrangements.

The Board of Trustees of PSF approved replacing Marsico Capital Management, LLC (Marsico) with Neuberger Berman Management, LLC (Neuberger Berman) as subadviser to the sleeve of the SP International Growth Portfolio currently managed by Marsico. This change is effective on June 17, 2013.

To reflect these changes, the PSF Prospectus for the SP International Growth Portfolio and the PSF SP International Growth Portfolio Summary Prospectus are revised as follows:

I.	All references to Marsico are hereby deleted.

II.
The following information replaces the information relating to Marsico in the table in the “Management of the Portfolio” section of the Summary Section of the Prospectus and the Summary Prospectus for the SP International Growth Portfolio:

Investment Managers	Subadvisers	Portfolio Managers	Title	Service Date
Prudential Investments LLC	Neuberger Berman Management LLC	Benjamin Segal, CFA	Managing Director	June 2013

III.
The section of the Prospectus entitled “More Detailed Information on How the Portfolios Invest – SP International Growth Portfolio – Principal Investment Policies – Marsico Segment” is hereby deleted and replaced with the following:

Neuberger Berman Segment. In picking stocks, Neuberger Berman looks for what it believes to be well-managed and profitable companies that show growth potential and whose stock prices are undervalued. Factors in identifying these firms may include strong fundamentals, such as attractive cash flows and balance sheets, as well as prices that are reasonable in light of projected returns. Neuberger Berman also considers the outlooks for various countries and sectors around the world, examining economic, market, social, and political conditions. Neuberger Berman follows a disciplined selling strategy and may sell a stock when it reaches a target price, if a company’s business fails to perform as expected, or when other opportunities appear more attractive.

This Portfolio is managed by William Blair, Neuberger Berman, and Jennison. As of June 17, 2013, William Blair managed approximately 21% of the Portfolio’s assets, Neuberger Berman managed approximately 30% of the Portfolio’s assets, and Jennison managed approximately 49% of the Portfolio’s assets.

IV.	The following is added to the section “How The Fund is Managed – Investment Subadvisers” section of the PSF Prospectus:

Neuberger Berman Management LLC (Neuberger Berman).  With a heritage dating to 1939, Neuberger is a majority employee-controlled company. As of March 31, 2013, Neuberger Berman managed approximately $216 billion in assets. Neuberger Berman’s address is 605 Third Avenue, New York, New York 10158.

V.	The section of the Prospectus entitled “How the Fund is Managed – Investment Subadvisers – Marsico Capital Management, LLC (Marsico)” is hereby deleted and replaced with the following:

Benjamin Segal, CFA. Mr. Segal, Managing Director, joined Neuberger Berman in 1998. Mr. Segal is a Portfolio Manager for Neuberger Berman’s Institutional and Mutual Fund Global Equity team. Mr. Segal joined the firm from Invesco GT Global, where he was an assistant portfolio manager in global equities. Prior to that, he was a management consultant with Bain & Company. He also served as an investment analyst for both Lehman Brothers Asia and Wardley James Capel. Mr. Segal earned a BA from Jesus College, Cambridge University, an MA from the University of Pennsylvania, and an MBA from the University of Pennsylvania’s Wharton School of Business. Mr. Segal has been awarded the Chartered Financial Analyst designation.

F.           PSF Global Portfolio:   New Subadvisory Arrangements.

The Board of Trustees of PSF approved replacing Marsico with Brown Advisory, LLC (Brown Advisory) as subadviser to the large-cap growth sleeve of the PSF Global Portfolio currently managed by Marsico. This change is effective on June 17, 2013.

To reflect these changes, the PSF Prospectus for the SP International Growth Portfolio and the PSF Global Portfolio Summary Prospectus are revised as follows:

I.	The following is added to the “Management of the Portfolio” table in the Summary Section of the PSF Prospectus and PSF Summary Prospectus for Global Portfolio:

Investment Managers	Subadvisers	Portfolio Managers	Title	Service Date
Prudential Investments LLC	Brown Advisory LLC	Kenneth M. Stuzin, CFA	Partner	June 2013

II.
The following information replaces the information relating to Marsico in the table in the “Management of the Portfolio” section of the Summary Section of the Prospectus and the Summary Prospectus for the Global Portfolio:

Brown Advisory’s Large-Cap Growth Equity Strategy is a concentrated portfolio typically comprising 30-35 securities. The strategy’s investment process is based on fundamental bottom-up research. The portfolio manager seeks to own strong businesses that he believes have the potential to grow their earnings per share over 14% on an annual basis through a full market cycle. He seeks to optimize the portfolio around the upside potential/downside risk of each holding, and allocate capital to those securities with the best risk versus reward profile. Brown Advisory has a disciplined, repeatable process in place and looks to invest where outcomes are skewed heavily in its favor.

III.	The following information replaces the information relating to Marsico in the table in the “More Detailed Information on How the Portfolios Invest – Global Portfolio” section of the Prospectus:

Subadviser	Approximate Asset Allocation	Primary Georgraphic Focus & Asset Class	Investment Style
Brown Advisory, LLC	25%	U.S. Equity	Growth-Oriented

IV.
Information relating to Marsico in the section of the Prospectus entitled “More Detailed Information on How the Portfolios Invest – Global Portfolio – Principal Investment Policies” is hereby deleted and replaced with the following:

Brown Advisory, LLC (Brown Advisory) is headquartered at 901 S. Bond Street, Suite 400, Baltimore, Maryland 21231. Brown Advisory was founded in 1993 and managed approximately $35.5 billion in assets as of March 31, 2013.

V.	The section of the Prospectus entitled “How the Fund is Managed – Portfolio Managers – Global Portfolio – Marsico Segment” is hereby deleted and replaced with the following:

Brown Advisory Segment. Kenneth M. Stuzin, CFA. Mr. Stuzin is a Partner at Brown Advisory and is responsible for managing the Brown Advisory Large-Cap Growth Strategy. Prior to joining Brown Advisory in 1996, he was a Vice President and Portfolio Manager at J.P. Morgan Investment Management in Los Angeles, where he was a U.S. Large-Cap Portfolio Manager. Prior to this position, Mr. Stuzin was a quantitative portfolio strategist in New York, where he advised clients on capital market issues and strategic asset allocation decisions. Mr. Stuzin is a graduate of Columbia University, receiving a B.A. in 1986, followed by an M.B.A. from the University in 1993. Mr. Stuzin was hired to manage Brown Advisory’s U.S. Large-Cap Growth Equity strategy and to build upon and grow the investment process into what it is today.

PRUCO LIFE INSURANCE COMPANY
PRUCO LIFE FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
PRUCO LIFE of NEW JERSEY FLEXIBLE PREMIUM VARIABLE ANNUITY ACCOUNT

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION VARIABLE ACCOUNT B

Supplement, dated June 28, 2013,
to Prospectuses dated May 1, 2013

This supplement should be read in conjunction with your Annuity Prospectus and should be retained for future reference.  This supplement is intended to update certain information in the Annuity Prospectus you own and is not intended to be a prospectus or offer for any other Annuity that you do not own.  Defined terms used herein and not otherwise defined herein shall have the meanings given to them in the Prospectuses and SAIs.

We are issuing this supplement to reflect the above-described changes to the Advanced Series Trust and Prudential Series Fund, and to describe certain other updates to your Annuity Prospectus.  Please check your Annuity Prospectus to determine which of the following changes affect the Annuity that you own.  If you would like another copy of the current Annuity Prospectus, please call us at 1-888-PRU-2888. Accordingly, we make the following changes to your Annuity Prospectus:

A.  All references to “AST Marsico Capital Growth Portfolio” are replaced with “AST Loomis Sayles Large-Cap Growth Portfolio.”  All references to “AST BlackRock Value Portfolio” are replaced with “AST Herndon Large-Cap Value Portfolio.”

B.  We restate the underlying mutual fund portfolio annual expenses for the following Advanced Series Trust Portfolios that appear in “Summary of Contract Fees and Charges” as follows:

The following are the total annual expenses for each underlying mutual fund (“Portfolio”). The “Total Annual Portfolio Operating Expenses” reflect the combination of the underlying Portfolio’s investment management fee, other expenses, any 12b-1 fees, and certain other expenses. Each figure is stated as a percentage of the underlying Portfolio’s average daily net assets. For certain of the Portfolios, a portion of the management fee has been contractually waived and/or other expenses have been contractually partially reimbursed, which is shown in the table. The following expenses are deducted by the underlying Portfolio before it provides Pruco Life with the daily net asset value. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-888-PRU-2888.

UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES (as a percentage of the average net assets of the underlying Portfolios)

UNDERLYING PORTFOLIO	Management Fees	Other Expenses	Distribution and/or Service Fees (12b-1 fees)	Dividend Expense on Short Sales	Broker Fees and Expenses on Short Sales	Acquired Portfolio Fees & Expenses	Total Annual Portfolio Operating Expenses	Contractual Fee Waiver or Expense Reimbursement	Net Annual Portfolio Operating Expenses
Advanced Series Trust
AST Academic Strategies Asset Allocation Portfolio	0.71%	0.02%	0.04%	0.13%	0.01%	0.68%	1.59%	0.00%	1.59%
AST Advanced Strategies Portfolio	0.81%	0.03%	0.10%	0.00%	0.00%	0.05%	0.99%	0.00%	0.99%
AST AQR Emerging Markets Equity Portfolio	1.09%	0.16%	0.10%	0.00%	0.00%	0.00%	1.35%	0.00%	1.35%
AST AQR Large-Cap Portfolio 1	0.72%	0.01%	0.10%	0.00%	0.00%	0.00%	0.83%	-0.17%	0.66%
AST Balanced Asset Allocation Portfolio	0.15%	0.01%	None	0.00%	0.00%	0.83%	0.99%	0.00%	0.99%
AST BlackRock Global Strategies Portfolio	0.97%	0.03%	0.10%	0.00%	0.00%	0.02%	1.12%	0.00%	1.12%
AST BlackRock iShares ETF Portfolio 2	0.88%	0.03%	0.10%	0.00%	0.00%	0.26%	1.27%	-0.26%	1.01%
AST Bond Portfolio 2015	0.63%	0.16%	0.10%	0.00%	0.00%	0.00%	0.89%	0.00%	0.89%
AST Bond Portfolio 2016	0.63%	0.22%	0.10%	0.00%	0.00%	0.00%	0.95%	0.00%	0.95%
AST Bond Portfolio 2017 3	0.63%	0.05%	0.10%	0.00%	0.00%	0.00%	0.78%	-0.01%	0.77%
AST Bond Portfolio 2018 3	0.63%	0.04%	0.10%	0.00%	0.00%	0.00%	0.77%	-0.01%	0.76%
AST Bond Portfolio 2019	0.63%	0.15%	0.10%	0.00%	0.00%	0.00%	0.88%	0.00%	0.88%
AST Bond Portfolio 2020 4	0.63%	1.64%	0.10%	0.00%	0.00%	0.00%	2.37%	-1.38%	0.99%
AST Bond Portfolio 2021 3	0.63%	0.04%	0.10%	0.00%	0.00%	0.00%	0.77%	-0.01%	0.76%
AST Bond Portfolio 2022 3	0.63%	0.04%	0.10%	0.00%	0.00%	0.00%	0.77%	-0.01%	0.76%
AST Bond Portfolio 2023 4	0.63%	0.33%	0.10%	0.00%	0.00%	0.01%	1.07%	-0.07%	1.00%
AST Bond Portfolio 2024	0.63%	0.26%	0.10%	0.00%	0.00%	0.00%	0.99%	0.00%	0.99%
AST Capital Growth Asset Allocation Portfolio	0.15%	0.01%	None	0.00%	0.00%	0.86%	1.02%	0.00%	1.02%
AST ClearBridge Dividend Growth Portfolio 5	0.82%	0.02%	0.10%	0.00%	0.00%	0.00%	0.94%	-0.11%	0.83%
AST Cohen & Steers Realty Portfolio	0.98%	0.03%	0.10%	0.00%	0.00%	0.00%	1.11%	0.00%	1.11%
AST Defensive Asset Allocation Portfolio	0.15%	0.02%	None	0.00%	0.00%	0.80%	0.97%	0.00%	0.97%
AST Federated Aggressive Growth Portfolio	0.93%	0.05%	0.10%	0.00%	0.00%	0.00%	1.08%	0.00%	1.08%
AST FI Pyramis® Asset Allocation Portfolio 6	0.82%	0.09%	0.10%	0.23%	0.07%	0.00%	1.31%	0.00%	1.31%
AST First Trust Balanced Target Portfolio 7	0.81%	0.02%	0.10%	0.00%	0.00%	0.00%	0.93%	-0.08%	0.85%
AST Franklin Templeton Founding Funds Allocation Portfolio	0.91%	0.02%	0.10%	0.00%	0.00%	0.00%	1.03%	0.00%	1.03%
AST Franklin Templeton Founding Funds Plus Portfolio	0.02%	0.03%	None	0.00%	0.00%	1.02%	1.07%	0.00%	1.07%
AST Global Real Estate Portfolio	0.99%	0.07%	0.10%	0.00%	0.00%	0.00%	1.16%	0.00%	1.16%
AST Goldman Sachs Concentrated Growth Portfolio	0.87%	0.02%	0.10%	0.00%	0.00%	0.00%	0.99%	0.00%	0.99%
AST Goldman Sachs Large-Cap Value Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST Goldman Sachs Mid-Cap Growth Portfolio 8	0.99%	0.04%	0.10%	0.00%	0.00%	0.00%	1.13%	-0.10%	1.03%
AST Goldman Sachs Multi-Asset Portfolio 9	0.92%	0.05%	0.10%	0.00%	0.00%	0.00%	1.07%	-0.20%	0.87%
AST Goldman Sachs Small-Cap Value Portfolio	0.94%	0.04%	0.10%	0.00%	0.00%	0.08%	1.16%	0.00%	1.16%
AST Herndon Large-Cap Value Portfolio	0.82%	0.02%	0.10%	0.00%	0.00%	0.00%	0.94%	0.00%	0.94%
AST High Yield Portfolio	0.72%	0.03%	0.10%	0.00%	0.00%	0.00%	0.85%	0.00%	0.85%
AST International Growth Portfolio	0.97%	0.06%	0.10%	0.00%	0.00%	0.00%	1.13%	0.00%	1.13%
AST International Value Portfolio	0.97%	0.06%	0.10%	0.00%	0.00%	0.00%	1.13%	0.00%	1.13%
AST Investment Grade Bond Portfolio 3	0.63%	0.02%	0.10%	0.00%	0.00%	0.00%	0.75%	-0.04%	0.71%
AST J.P. Morgan Global Thematic Portfolio	0.92%	0.04%	0.10%	0.00%	0.00%	0.00%	1.06%	0.00%	1.06%
AST J.P. Morgan International Equity Portfolio	0.87%	0.09%	0.10%	0.00%	0.00%	0.00%	1.06%	0.00%	1.06%
AST J.P. Morgan Strategic Opportunities Portfolio	0.97%	0.06%	0.10%	0.15%	0.01%	0.00%	1.29%	0.00%	1.29%
AST Jennison Large-Cap Growth Portfolio	0.87%	0.02%	0.10%	0.00%	0.00%	0.00%	0.99%	0.00%	0.99%
AST Jennison Large-Cap Value Portfolio 10	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	-0.05%	0.79%
AST Large-Cap Value Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST Loomis Sayles Large-Cap Growth Portfolio	0.87%	0.02%	0.10%	0.00%	0.00%	0.00%	0.99%	0.00%	0.99%
AST Lord Abbett Core Fixed Income Portfolio 11	0.77%	0.02%	0.10%	0.00%	0.00%	0.00%	0.89%	-0.34%	0.55%
AST MFS Global Equity Portfolio	0.99%	0.11%	0.10%	0.00%	0.00%	0.00%	1.20%	0.00%	1.20%
AST MFS Growth Portfolio	0.87%	0.02%	0.10%	0.00%	0.00%	0.00%	0.99%	0.00%	0.99%
AST MFS Large-Cap Value Portfolio	0.83%	0.05%	0.10%	0.00%	0.00%	0.00%	0.98%	0.00%	0.98%
AST Mid-Cap Value Portfolio	0.93%	0.03%	0.10%	0.00%	0.00%	0.00%	1.06%	0.00%	1.06%
AST Money Market Portfolio	0.47%	0.01%	0.10%	0.00%	0.00%	0.00%	0.58%	0.00%	0.58%
AST Neuberger Berman Core Bond Portfolio 12	0.68%	0.02%	0.10%	0.00%	0.00%	0.00%	0.80%	-0.17%	0.63%
AST Neuberger Berman Mid-Cap Growth Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST Neuberger Berman/LSV Mid-Cap Value Portfolio	0.89%	0.04%	0.10%	0.00%	0.00%	0.00%	1.03%	0.00%	1.03%
AST New Discovery Asset Allocation Portfolio	0.84%	0.11%	0.10%	0.00%	0.00%	0.00%	1.05%	0.00%	1.05%
AST Parametric Emerging Markets Equity Portfolio	1.07%	0.24%	0.10%	0.00%	0.00%	0.00%	1.41%	0.00%	1.41%
AST PIMCO Limited Maturity Bond Portfolio	0.62%	0.03%	0.10%	0.00%	0.00%	0.00%	0.75%	0.00%	0.75%
AST PIMCO Total Return Bond Portfolio	0.60%	0.02%	0.10%	0.00%	0.00%	0.00%	0.72%	0.00%	0.72%
AST Preservation Asset Allocation Portfolio	0.15%	0.01%	None	0.00%	0.00%	0.78%	0.94%	0.00%	0.94%
AST Prudential Core Bond Portfolio 13	0.67%	0.02%	0.10%	0.00%	0.00%	0.00%	0.79%	-0.03%	0.76%
AST Prudential Growth Allocation Portfolio 14	0.81%	0.02%	0.10%	0.00%	0.00%	0.00%	0.93%	-0.02%	0.91%
AST QMA Emerging Markets Equity Portfolio	1.09%	0.21%	0.10%	0.00%	0.00%	0.00%	1.40%	0.00%	1.40%
AST QMA Large-Cap Portfolio	0.72%	0.01%	0.10%	0.00%	0.00%	0.00%	0.83%	0.00%	0.83%
AST QMA US Equity Alpha Portfolio	0.99%	0.05%	0.10%	0.38%	0.25%	0.00%	1.77%	0.00%	1.77%
AST Quantitative Modeling Portfolio	0.25%	0.07%	None	0.00%	0.00%	0.89%	1.21%	0.00%	1.21%
AST RCM World Trends Portfolio 15	0.92%	0.04%	0.10%	0.00%	0.00%	0.00%	1.06%	-0.07%	0.99%
AST Schroders Global Tactical Portfolio	0.92%	0.03%	0.10%	0.00%	0.00%	0.13%	1.18%	0.00%	1.18%
AST Schroders Multi-Asset World Strategies Portfolio	1.06%	0.04%	0.10%	0.00%	0.00%	0.12%	1.32%	0.00%	1.32%
AST Small-Cap Growth Portfolio	0.88%	0.03%	0.10%	0.00%	0.00%	0.00%	1.01%	0.00%	1.01%
AST Small-Cap Value Portfolio	0.88%	0.04%	0.10%	0.00%	0.00%	0.04%	1.06%	0.00%	1.06%
AST T. Rowe Price Asset Allocation Portfolio 14	0.81%	0.02%	0.10%	0.00%	0.00%	0.00%	0.93%	-0.02%	0.91%
AST T. Rowe Price Equity Income Portfolio	0.72%	0.02%	0.10%	0.00%	0.00%	0.00%	0.84%	0.00%	0.84%
AST T. Rowe Price Large-Cap Growth Portfolio	0.84%	0.02%	0.10%	0.00%	0.00%	0.00%	0.96%	0.00%	0.96%
AST T. Rowe Price Natural Resources Portfolio	0.88%	0.04%	0.10%	0.00%	0.00%	0.00%	1.02%	0.00%	1.02%
AST Templeton Global Bond Portfolio	0.79%	0.09%	0.10%	0.00%	0.00%	0.00%	0.98%	0.00%	0.98%
AST Wellington Management Hedged Equity Portfolio	0.98%	0.04%	0.10%	0.00%	0.00%	0.03%	1.15%	0.00%	1.15%
AST Western Asset Core Plus Bond Portfolio 16	0.67%	0.02%	0.10%	0.00%	0.00%	0.00%	0.79%	-0.15%	0.64%
AST Western Asset Emerging Markets Debt Portfolio 17	0.84%	0.06%	0.10%	0.00%	0.00%	0.00%	1.00%	-0.05%	0.95%

1
Prudential Investments LLC and AST Investment Services, Inc. (the “Investment Managers”) have contractually agreed to waive 0.17% of their investment management fees through June 30, 2014. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2014, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2014 will be subject to review by the Investment Managers and the Portfolio’s Board of Trustees.

2
The Investment Managers have contractually agreed to waive a portion of their investment management fee equal to the Acquired Portfolio Fees & Expenses due to investments in iShares ETFs.  In addition, the Investment Managers have contractually agreed to waive a portion of their investment management fee and/or reimburse certain expenses for the Portfolio so that the Portfolio’s investment management fees and other expenses (including Distribution Fees, Acquired Portfolio Fees & Expenses, and other expenses excluding taxes, interest and brokerage commissions) do not exceed 1.02% of the Portfolio's average daily net assets through June 30, 2014.  These arrangements may not be terminated or modified prior to June 30, 2014, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the arrangements after June 30, 2014 will be subject to review by the Investment Managers and the Portfolio's Board of Trustees.

3
The Portfolio’s distributor, Prudential Annuities Distributors, Inc. (“PAD”) has contractually agreed to reduce its Distribution and Service Fees so that the effective distribution and service fee rate paid by the Portfolio is reduced based on the average daily net assets of the Portfolio:   average daily net Portfolio assets up to and including $300 million: fee rate is 0.10% (no waiver); average daily net Portfolio assets over $300 million up to and including $500 million:  fee rate is 0.08%; average daily net Portfolio assets over $500 million up to and including $750 million:  fee rate is 0.07%; average daily net Portfolio assets over $750 million:  fee rate is 0.06%.  The contractual waiver does not include an expiration or termination date as it is contractually guaranteed by PAD on a permanent basis, and the Investment Managers and PAD cannot terminate or otherwise modify the waiver.

4
The Investment Managers have contractually agreed to waive a portion of their investment management fees and/or reimburse certain expenses for the Portfolio so that the Portfolio’s investment management fees plus other expenses (exclusive in all cases of taxes, interest, brokerage commissions, Acquired Portfolio Fees & Expenses and extraordinary expenses) do not exceed 0.99% of the Portfolio’s average daily net assets through June 30, 2015. This arrangement may not be terminated or modified prior to June 30, 2015, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue the arrangement after June 30, 2015 will be subject to review by the Investment Managers and the Portfolio’s Board of Trustees.

5
The Investment Managers have contractually agreed to waive 0.11% of their investment management fees through June 30, 2014. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2014, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2014 will be subject to review by the Investment Managers and the Portfolio’s Board of Trustees.

6	Pyramis is a registered service mark of FMR LLC. Used under license.
7
The Investment Managers have contractually agreed to waive 0.08% of their investment management fees through June 30, 2014. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2014, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2014 will be subject to review by the Investment Managers and the Portfolio’s Board of Trustees.

8
The Investment Managers have contractually agreed to waive 0.10% of their investment management fees through June 30, 2014. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2014, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2014 will be subject to review by the Investment Managers and the Portfolio’s Board of Trustees.

9
The Investment Managers have contractually agreed to waive 0.10% of their investment management fee through June 30, 2016.  In addition, the Investment Managers have contractually agreed to waive 0.10% of their investment management fee through June 30, 2014.  Each expense limitation may not be terminated or modified prior to its expiration date, but may be discontinued or modified thereafter.  The decision on whether to renew, modify or discontinue each expense limitation after its expiration date will be subject to review by the Investment Managers and the Portfolio’s Board of Trustees.

10
The Investment Managers have contractually agreed to waive 0.05% of their investment management fees through June 30, 2014. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2014, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2014 will be subject to review by the Investment Managers and the Portfolio’s Board of Trustees.

11
The Investment Managers have contractually agreed to waive a portion of their investment management fee, as follows: 0.10% on the first $500 million of average daily net assets; 0.125% of the Portfolio’s average daily net assets between $500 million and $1 billion; and 0.15% of the Portfolio’s average daily net assets in excess of $1 billion. In addition, the Investment Managers have contractually agreed to waive 0.21% of their investment management fee through June 30, 2014.  Each expense limitation may not be terminated or modified prior to its expiration date, and may be discontinued or modified thereafter. The decision on whether to renew, modify or discontinue each expense limitation after its expiration date will be subject to review by the Investment Managers and the Portfolio’s Board of Trustees.

12
The Investment Managers have contractually agreed to waive a portion of their investment management fees, as follows: 0.025% of the Portfolio’s average daily net assets between $500 million and $1 billion, and 0.05% of the Portfolio’s average daily net assets in excess of $1 billion through June 30, 2015. In addition, the Investment Managers have contractually agreed to waive 0.16% of their investment management fee through June 30, 2014.  Each expense limitation may not be terminated or modified prior to its expiration date, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue each expense limitation after its expiration date will be subject to review by the Investment Managers and the Portfolio’s Board of Trustees.

13
The Investment Managers have contractually agreed to waive a portion of their investment management fees as follows:  0.025% of the Portfolio’s average daily net assets between $500 million and $1 billion, and 0.05% of the Portfolio’s average daily net assets in excess of $1 billion through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Portfolio’s Board of Trustees.

14
The Investment Managers have contractually agreed to waive 0.02% of their investment management fees through June 30, 2014. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2014, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue the arrangement after June 30, 2014 will be subject to review by the Investment Managers and the Portfolio’s Board of Trustees.

15
The Investment Managers have contractually agreed to waive 0.07% of their investment management fees through June 30, 2014. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2014, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue the arrangement after June 30, 2014 will be subject to review by the Investment Managers and the Portfolio’s Board of Trustees.

16
The Investment Managers have contractually agreed to waive 0.15% of their investment management fees through June 30, 2014. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2014, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2014 will be subject to review by the Investment Managers and the Portfolio’s Board of Trustees.

17
The Investment Managers have contractually agreed to waive 0.05% of their investment management fees through June 30, 2015. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2015, but may be discontinued or modified thereafter. The decision on whether to renew, modify, or discontinue this expense limitation after June 30, 2015 will be subject to review by the Investment Managers and the Portfolio’s Board of Trustees.

C.  The Investment Objectives/Policies table that appears under, “Investment Options,” in your Annuity Prospectus is modified as follows:

STYLE/ TYPE	INVESTMENT OBJECTIVES/POLICIES	PORTFOLIO ADVISOR/ SUBADVISOR
AST Funds
Asset Allocation
AST Advanced Strategies Portfolio: seeks a high level of absolute return by using traditional and non-traditional investment strategies and by investing in domestic and foreign equity and fixed income securities, derivative instruments and other investment companies. The Portfolio uses traditional and non-traditional investment strategies by investing in domestic and foreign equity and fixed income securities, derivative instruments and other investment companies. The asset allocation generally provides for an allotment of 60% of the Portfolio’s assets to a combination of domestic and international equity strategies and the remaining 40% of assets to a combination of U.S. fixed income, hedged international bond, and real return investment strategies. Quantitative Management Associates LLC allocates the assets of the Portfolio across different investment categories and subadvisors.

Brown Advisory LLC;
Loomis, Sayles & Company, L.P.;
LSV Asset
Management;
Pacific Investment
Management
Company LLC
(PIMCO);
Quantitative
Management
Associates LLC;
T. Rowe Price
Associates, Inc.;
William Blair &
Company, LLC

Large-Cap Value
AST Herndon Large-Cap Value Portfolio (formerly AST BlackRock Value Portfolio):  seeks maximum growth of capital by investing primarily in the value stocks of larger companies. The Portfolio pursues its objective, under normal market conditions, by investing at least 80% of the value of its assets in the equity securities issued by large capitalization companies.  Large capitalization companies are those included in the Russell 1000® Index. The subadvisor employs an investment strategy designed to maintain a portfolio of equity securities which approximates the market risk of those stocks included in the Russell 1000® Value Index, but which attempts to outperform the Russell 1000® Value Index through active stock selection.

Herndon Capital Management, LLC
International Equity
AST International Growth Portfolio: seeks long-term capital growth. Under normal circumstances, the Portfolio invests at least 80% of the value of its assets in securities of issuers that are economically tied to countries other than the United States. Although the Portfolio intends to invest at least 80% of its assets in the securities of issuers located outside the United States, it may at times invest in U.S. issuers and it may invest all of its assets in fewer than five countries or even a single country.
Jennison Associates LLC; Neuberger Berman Management LLC; William Blair & Company, LLC
Large-Cap Growth
AST Loomis Sayles Large-Cap Growth Portfolio (formerly AST Marsico Capital Growth Portfolio): seeks capital growth. Income realization is not an investment objective and any income realized on the Portfolio’s investments, therefore, will be incidental to the Portfolio’s objective. The Portfolio will pursue its objective by investing primarily in common stocks of large companies that are selected for their growth potential. Large capitalization companies are companies with market capitalizations within the market capitalization range of the Russell 1000® Growth Index. The Portfolio Manager employs a growth style of equity management that seeks to emphasize companies with sustainable competitive advantages, secular long-term cash flow growth returns on invested capital above their cost of capital and the ability to manage for profitable growth that can create long-term value for shareholders. The portfolio manager aims to invest in companies when they trade at a significant discount to the estimate of intrinsic value.

Loomis, Sayles & Company, L.P.
International Equity
SP International Growth Portfolio: Seeks long-term growth of capital. The Portfolio invests primarily in stocks of large and medium-sized companies located in countries around the world. Under normal market conditions, the Portfolio invests at least 65% of its total assets in common stock of foreign companies operating or based in at least five different countries, which may include countries with emerging markets. The Portfolio may invest anywhere in the world, but generally not in the U.S. and will not concentrate investments in any particular industry. The Portfolio seeks companies that historically have had above average growth, improving profitability, strong balance sheets, management strength and strong market share for its products. The Portfolio also tries to buy such stocks at attractive prices in relation to their growth prospects.
Jennison Associates LLC; Neuberger Berman Management LLC; William Blair & Company, LLC

D.  Where offered, the following investment options are added to the “Group II” list of investment options – the options that are available under the Custom Portfolios Program – which appears in the “Investment Options” section of your Annuity Prospectus:

AST BlackRock iShares ETF Portfolio
AST Defensive Asset Allocation Portfolio
AST Franklin Templeton Founding Funds Plus Portfolio

THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.

COMBOSUP2